                                  Exhibit 99

                                PROXY STATEMENT

                                 April 1, 1996



Dear Shareholders:

          On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of Tara Bankshares Corporation (the "Company"), the bank holding company for Tara State Bank, Riverdale, Georgia.

          The meeting will be held at the Company's headquarters at 6375 Highway 85, Riverdale, Georgia, on Wednesday, May 15, 1996 at 5:00 p.m. I look forward, as do the other members of the Board of Directors and our management team, to the opportunity of personally greeting those shareholders in attendance.

          Information about the meeting is provided in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. Also included is the Company's 1995 Annual Report.

          Your interest and participation, regardless of the number of shares you own, are important to the continued success of the Company and Tara State Bank. Therefore, please mark, sign and date the enclosed Proxy and return it to the Company in the postage-paid envelope provided so that your shares can be voted, whether or not you plan to attend the meeting in person.

          Your continued interest and support of the Company and Tara State Bank are appreciated.

Sincerely,



Charles M. Barnes
President and Chief Executive Officer

                          Tara Bankshares Corporation


                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
Tara Bankshares Corporation:

          We are pleased to notify you that the annual meeting of shareholders of Tara Bankshares Corporation will be held at the Company's headquarters at 6375 Highway 85, Riverdale, Georgia 30274, on Wednesday, May 15, 1996 at 5:00 p.m., for the following purposes:

          1. To elect eight (8) directors to serve one-year terms until the annual meeting of shareholders in 1997 (and in each case, until their respective successors shall be duly elected and qualified);

          2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting.

          Information relating to the above matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on April 1, 1996 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed.

                                             By Order of the Board of Directors:


                                                                 George E. Glaze
                                                           Chairman of the Board

Riverdale, Georgia
April 1, 1996

SHAREHOLDERS ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IT IS DESIRABLE THAT AS MANY SHAREHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. CONSEQUENT LY, WHETHER OR NOT YOU NOW EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

             T A R A   B A N K S H A R E S  C O R P O R A T I O N
                                6375 HIGHWAY 85
                           RIVERDALE, GEORGIA 30274
                                 770-996-8272

                         P R O X Y  S T A T E M E N T

                 Annual Meeting of Shareholders - May 15, 1996

          The Board of Directors of Tara Bankshares Corporation (the "Company") hereby solicits your proxy on the form enclosed with this Proxy Statement, for use at the 1996 Annual Meeting of Shareholders (the "Meeting") to be held at the Company's headquarters at 6375 Highway 85, Riverdale, Georgia 30274, on Wednesday, May 15, 1996, at 5:00 p.m. or at any adjournment thereof.

          The Board of Directors of the Company (the "Board of Directors") has designated Allette B. Cheaves and Steve T. Warren as its proxies on the enclosed proxy. When a proxy is returned properly executed, and in time for the meeting, the shares represented thereby will be voted at the meeting. Where the shareholder has specified on the proxy a choice on any matter with respect to which a vote is taken, the shares will be voted according to the specification made. Any person executing the proxy may nevertheless revoke it at any time prior to the actual voting thereof, by filing an instrument revoking it, or a duly executed proxy bearing a later date, with the Secretary of the Company. This Proxy Statement is being sent to shareholders on or about April 1, 1996 and is accompanied by the Company's 1995 Annual Report to Shareholders.


                VOTING AND BENEFICIAL OWNERSHIP OF COMMON STOCK

          Voting rights are vested in the holders of the Common Stock of the Company. Each share of the Company's Common Stock is entitled to one vote on each matter coming before the Meeting. Only shareholders of record at the close of business on April 1, 1996 will be entitled to receive notice of and vote at the Meeting. On the record date, the Company had outstanding 448,003 shares (the "Shares") of Common Stock and a majority of such number is the governing number of votes for quorum purposes.

          Directors are elected by a plurality of the Shares present in person or by proxy and entitled to vote. Only those votes actually cast will be counted for the purpose of determining whether a particular nominee received sufficient votes to be elected. Accordingly, any abstentions and broker non-votes will be included in vote totals and will not be considered in determining the outcome of the vote.

          Approval of any other matter that may properly come before the Meeting requires the affirmative vote of a majority of the Shares present in person or by proxy and entitled to vote on such matter. Abstentions will be counted in determining the minimum number of votes required for approval and, therefore, have the effect of negative votes. Broker non-votes will not be counted as votes for or against approval of any other matter properly brought before the Meeting.


                     PROPOSAL (I) - ELECTION OF DIRECTORS

          Under the Company's By-Laws, the number of directors is such number as is from time to time fixed by resolution of the Company's shareholders, as provided for in the By-Laws, each director serving until the annual meeting of shareholders next held after their election.

          Following is information, as of February 1, 1996 as to each nominee for re-election as a director. The persons named on the enclosed proxy will vote as specified for the election of the nominees listed, except that, if at the time of the Meeting, any of the nominees listed below has become unavailable for any reason, the persons named on the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. Management currently knows of no reason why any of the nominees listed below may become unavailable. The vote of the stock representing a majority of the shares present or represented by proxy at the Meeting is required for the election of each director.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
               "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

          Charles M. Barnes, age 49, has served as President and as a director of the Bank since March 1, 1993. Before joining the Bank, Mr. Barnes served in various executive positions, with First Georgia Bank in East Point from 1990 to March 1993, and with First National Bank of Cobb County/Barnett from 1982 to 1990.

          Mr. James W. Babb, Jr., age 50, has been the owner of Babb & Associates, an accounting firm in Riverdale, Georgia, since 1976. He has served as a director of the Company and the Bank since their inception.

          Mr. Don A. Barnette, age 40, has been the owner of Market Grocery Company, a Clayton County-based secondary supplier of wholesale grocery items to restaurants and convenience stores, since 1987. Prior to 1987, he owned and operated several convenience stores in Conyers and Covington. Mr. Barnette is also the President of the Georgia Food Industry Association. He has served as a director of the Bank since 1995.

          Mr. Jimmy W. Benefield, age 54, had been regional property tax manager for Amoco Oil Company and had been with that company since 1968. He retired from Amoco Oil Company in 1994. Since that time, Mr. Benefield has operated his own consulting business, and one of his clients is Amoco Oil Company. He has also represented Clayton County and a portion of Fayette County in the Georgia House of Representatives since 1977. He has served as a director of the Company and the Bank since their inception.

          Mr. C. Wallace Carrouth, age 67, a retired contractor, was President of C. W. Carrouth Construction Company, Inc., a Clayton County-based general contracting firm, or its predecessor, from 1948 to 1992. He has served as a director of the Company and the Bank since their inception.

          Mr. George E. Glaze, age 66, has been a partner in the law firm of Glaze, Glaze & Fincher of Jonesboro, Georgia since 1964 and has practiced law in Clayton County for the past 31 years. He has served as a director of the Company and the Bank since their inception.

          Dr. Sanford E. Gruskin, age 53, an oral surgeon and President of Drs. Gruskin and Lucas, P.C., has practiced in Clayton County since 1971. He has served as a director of the Company and the Bank since their inception.

          Mr. A. Gene Lee, age 60, has been a co-owner of Lee Tire Company of Riverdale, Georgia since 1959. He has served as a director of the Company and the Bank since their inception.

          There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons have been or will be elected a director. No director is a director of another bank or bank holding company.

          During 1995, the Board of Directors of the Company met 12 times. All but two of the directors attended at least 75% of the meetings. Directors Benefield and Carrouth attended 67% of the meetings. The Company's Board of Directors has no standing committees which met in 1995.


                            EXECUTIVE COMPENSATION
                            ----------------------

                             Director Compensation
                             ---------------------

          The Bank did not compensate its directors for their services as directors or as members of committees during the first three quarters of 1995. Effective October 1, 1995, the Bank adopted a policy of paying its outside directors $250 per month for board and committee meetings and paying its inside directors $150 per month for board meetings only. During 1995, the Bank had deferred compensation agreements for 1995 with two of its directors whereby the directors would defer receipt of their monthly fees, if any, and will receive payment commencing on their respective retirement dates. Effective October 1, 1995, the Bank began paying deferred compensation to each of the two directors in the amount of $250 per month plus the interest expense accruing on the current plans. One director will retire and another will be elected at the 1996 Annual Meeting of Shareholders. For 1996, the Bank has deferred compensation agreements with two of its directors. The Company does not separately compensate its directors.

                            Executive Compensation
                            ----------------------

          The Company has not paid any remuneration to its officers for their service since its formation and it is not currently anticipated that the Company will pay any separate remuneration to its officers and directors.

          The following Summary Compensation Table presents the total compensation paid during 1995 and 1994 to Mr. Barnes:

                                              SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------

                                                                          LONG-TERM COMPENSATIONS
                              ANNUAL COMPENSATION                      AWARDS          PAYOUTS
                              --------------------------------------   --------------------------------------
                                                           OTHER       RESTRICTED                                      ALL
                                                           ANNUAL         STOCK         OPTIONS/     LTIP             OTHER
                                 SALARY    BONUS        COMPENSATION      AWARDS         SARS       PAYOUTS        COMPENSATION
NAME AND POSITION      YEAR        ($)      ($)              ($)           ($)            ($)           ($)            ($)
---------------------------------------------------------------------------------------------------------------------------------
CHARLES M. BARNES      1995    $120,000   $ 5,202              0            0             0            0        $38,564.34 (1)
CHIEF EXECUTIVE OFFICER
                       1994    $120,000       (2)              0            0             0            0            $9,733 (3)

(1) Consists of (a) an automobile allowance of $4,168.91, (b) life insurance premium of $449.46, (c) health insurance premium of $3,730.16, (d) disability insurance premium of $215.81, and (e) $30,000 credited under a salary continuation agreement in favor of Mr. Barnes.

(2) The $30,000 amount which was previously reported as a current bonus to Mr. Barnes is now properly shown as a deferred compensation obligation under Mr. Barnes' salary continuation agreement.

(3) Consists of (a) an automobile allowance of $5,400, (b) life insurance premium of $463, (c) health insurance premium of $3,500, and (d) disability insurance premium of $370.


     During fiscal year 1995, Mr. Barnes was not granted any options, and the Company has never granted stock appreciation rights.

     Mr. Barnes neither owned nor exercised any options or warrants to purchase shares of common stock during 1995.

     On August 7, 1995, the Company entered into a memorandum of employment agreement with Mr. Barnes, pursuant to which Mr. Barnes will continue to serve as President and Chief Executive Officer and as a director of the Company and the Bank until March 1, 2000, unless sooner terminated for cause or by reason of death or disability. The agreement provides for Mr. Barnes to receive (a) an annual base salary of $120,000, plus a salary continuation plan, (b) an annual performance bonus as may be determined by the Bank's Board of Directors, (c) an automobile suitable for business use, (d) life insurance, health insurance, disability insurance, and vacation programs as is usual and customary for Bank employees, and (e) relocation expenses up to $15,000. The Bank has not paid any amount for relocation expenses. In the event of change of control of the Bank and the acquiring bank does not retain Mr. Barnes at the same position with the same benefits and compensation at the same location, Mr. Barnes will be entitled to receive a lump sum cash payment of one and one-half times his annual salary.

     The Bank has entered into a salary continuation agreement with Mr. Barnes which is intended to provide certain post-retirement payments upon his retirement or, in the event of his death while employed by the Bank, to his designated beneficiary. The agreement provides for two types of retirement payments to be paid to Mr. Barnes if he remains employed with the Bank until age
60. The amount of both income streams is determined by reference to the earnings upon an insurance product purchased in connection with the agreement, to the extent those earnings exceed the Bank's cost of funds in acquiring and maintaining the insurance policy in force and effect (the "Excess Earnings"). One of the income streams provides for a payment of ten equal annual installments commencing 30 days following Mr. Barnes' retirement on or after age 60, which will represent payment of the aggregate Excess Earnings achieved by the insurance policy until Mr. Barnes' retirement. Those aggregate Excess Earnings have been supplemented by an initial $30,000 credit to the bookkeeping account that tracks Mr. Barnes' interest in the Excess Earnings. The other income stream provides for annual post-retirement payments until Mr. Barnes' death based upon the Excess Earnings achieved by the insurance policy each year following Mr. Barnes' retirement. If Mr. Barnes terminates employment prior to attainment of age 60, other than for cause, he is entitled to a portion of the benefits that would otherwise be payable to him upon retirement, depending upon his number of years of service with the Bank. The initial $30,000 credit to Mr. Barnes' account would be payable upon any termination of employment. In the event of Mr. Barnes' death prior to retirement, his beneficiary will be entitled to receive the vested portion of the amount then credited to his account. In the event Mr. Barnes' employment is terminated following a change of control, he is to receive benefits commencing at age 60 as if he had retired.


                            INDEPENDENT ACCOUNTANTS

     Mauldin & Jenkins has served as independent accountants of the Bank since 1994 and conducted the Company's 1995 audit.

     Representatives of Mauldin & Jenkins will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                 SOLICITATION

     The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made by the use of the mail, except that officers of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, custodians, nominees and fiduciaries may be requested to forward the proxy-soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable charges and expenses in this connection.


                                OTHER BUSINESS

     Management does not know of any other matters which will be presented for action at the Meeting. If any other matters properly come before the Meeting, the holders of effective proxies solicited by the Board of Directors of the Company will have discretionary authority to vote the shares represented on such matters in accordance with their best judgment.


                    ANNUAL REPORT AND FINANCIAL STATEMENTS

     Copies of the Company's 1995 Annual Report, including financial statements for the year ended December 31, 1995, are being mailed to all shareholders together with this Proxy Statement. Additional copies may be obtained from Mr. Steve T. Warren, Chief Financial Officer, Tara Bankshares Corporation, at 6375 Highway 85, Riverdale, Georgia 30274. The Annual Report is not part of the proxy-soliciting material.

     Any shareholder may request in writing a copy of the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission, including financial statements and financial statement schedules. Any exhibit of such Form 10-KSB may also be requested conditioned upon payment of the Company's reasonable expenses in furnishing such exhibit. All requests should be submitted to Mr. Steve T. Warren, Chief Financial Officer, Tara Bankshares Corporation, at 6375 Highway 85, Riverdale, Georgia 30274.


                               By order of the Board of Directors:




                               George E. Glaze
                               Chairman of the Board


Riverdale, Georgia
April 1, 1996

                                   P R O X Y

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of Notice of the 1996 Annual Meeting of Shareholders of TARA BANKSHARES CORPORATION to be held on Wednesday, May 15, 1996 at 5:00 P.M. and the Proxy Statement attached thereto, and does hereby appoint Allette B. Cheaves and Steve T. Warren, or each of them (with full power to act alone), the true and lawful attorney(s) of the undersigned with power of substitution, for and in the name of the undersigned, to represent and vote, as designated below, all of the shares of $10.00 par value common stock of Tara Bankshares Corporation held of record by the undersigned on April 1, 1996 and which the undersigned is entitled to vote at the 1996 Annual Meeting of Shareholders, or at any adjournment or adjournments thereof, with all the powers thereof the undersigned would possess if personally present at such meetings.

     (1)  Proposal to elect 8 directors for the 1996 term; nominees are:

        Charles M. Barnes      Sanford E. Gruskin      A. Gene Lee        C. Wallace Carrouth
        James W. Babb, Jr.     Jimmy W. Benefield      George E. Glaze    Don A. Barnette

        (____) FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS MARKED TO THE CONTRARY BELOW).

        (____)  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.
                                               ---

                Instructions to withhold authority to vote for any individual nominee, write that nominee's name on space below:

        _______________________________________________________________________

        (2) In their discretion, upon such other matters as may properly come before such meeting, or any adjournment thereof

I hereby revoke all proxies by me heretofore given for any meeting of the shareholders of Tara Bankshares Corporation.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE. THIS PROXY MAY BE REVOKED BY ATTENDING THE ANNUAL MEETING TO BE HELD MAY 15, 1996 AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF TARA BANKSHARES CORPORATION PRIOR TO OR AT THE TIME OF SUCH MEETING.

Please sign your proxy exactly as your name appears on the label below. When signing as an attorney, executor, administrator, trustee, or guardian, give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in a partnership name by authorized person. WHEN SHARES ARE HELD BY JOINT TENANTS, OR IN THE NAME OF TWO OR MORE PERSONS, ALL OWNERS MUST SIGN.


Dated ________________, 1996


____________________________________
Signature


____________________________________          _________________________________
Joint Signature, if applicable.



   PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED,
                             POSTAGE-PAID ENVELOPE.